Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  MODINE MANUFACTURING COMPANY
                  ----------------------------
       (Exact name of issuer as specified in its charter)

          Wisconsin                            39-0482000
--------------------------------           -------------------
(State of other jurisdiction of            (IRS Employer
incorporation or organization)             Identification No.)

         1500 DeKoven Avenue, Racine, Wisconsin    53403
       ---------------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)

   Modine Manufacturing Company Contributory Salaried Employee
   -----------------------------------------------------------
               Stock Ownership and Investment Plan
               -----------------------------------
                    (Full title of the plan)

 W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, WI 53403
 ---------------------------------------------------------------
             (Name and address of agent for service)

                       (262) 636-1200
  -------------------------------------------------------------
  (Telephone number, including area code, of agent for service)


                 Calculation of Registration Fee
-----------------------------------------------------------------
                            Proposed    Proposed
 Title of                    Maximum     Maximum
Securities       Amount     Offering    Aggregate      Amount of
  to be          to be      Price Per    Offering    Registration
Registered     Registered     Share       Price          Fee
----------     ----------  ----------  -----------   ------------

Common Stock
$0.625 par
value          800,000       $25.50*   $20,400,000*   $5,385.60


*    The Proposed Maximum Offering Price Per Share and Proposed
     Maximum Aggregate Offering Price, for purposes of calculating the registration fee, are based upon $25.50 per share, the closing price on October 17, 2000.

       An Exhibits Index appears on Pages 6 and 7 herein.

     This registration statement pertains to additional shares of Common Stock, $0.625 par value, of Modine Manufacturing Company (the "Company") to be registered for issuance pursuant to the Modine Manufacturing Company Contributory Salaried Employee Stock Ownership and Investment Plan (the "Plan"). In accordance with Form S-8, General Instruction E, the contents of the Company's Form S-8 Registration Statements filed October 5, 1983, and bearing Registration No. 2-86984; filed July 22, 1993, and bearing Registration No. 33-66436, and filed May 14, 1998, and bearing Registration No. 333-52639, respectively, are hereby incorporated by reference as if fully set forth herein.


                             PART II

Item 8.        Exhibits.
-------        ---------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended
               March 31, 2000).

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended
               March 31, 2000).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996 between
               the Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Current Report on Form 8-A dated
               December 18, 1996.)

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997)

               Note:  The amount of long-term debt
               -----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not
               exceed ten percent of the total
               assets of the Registrant and its
               subsidiaries on a consolidated
               basis.  Therefore, no such
               instruments are required to be filed
               as exhibits to this Form 10-K.  The
               Registrant agrees to furnish copies
               of such instruments to the
               Commission upon request.

 *5(a)         Opinion regarding legality of
               original issuance securities
               provided by von Briesen, Purtell &
               Roper, S.C.

 15            Not Applicable.

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP.

*23(b)         Consent of Counsel (included in
               Exhibit 5(a)).

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.


*Filed herewith.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 18th day of October, 2000.


                              MODINE MANUFACTURING COMPANY


                              By:   D. R. JOHNSON
                                 ------------------------------
                                   D. R. Johnson, President and
                                   Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


D. R. JOHNSON                                October 18, 2000
--------------------------------------       ----------------
D. R. Johnson, President, Chief                   Date
    Executive Officer and Director


A. D. REID                                   October 18, 2000
--------------------------------------       ----------------
A. D. Reid, Vice President, Finance               Date
and Chief Financial Officer


W. E. PAVLICK                                October 18, 2000
--------------------------------------       ----------------
W. E. Pavlick, Senior Vice President,             Date
General Counsel and Secretary


R. J. DOYLE                                  October 18, 2000
--------------------------------------       ----------------
R. J. Doyle, Director                             Date


F. P. INCROPERA                              October 18, 2000
--------------------------------------       ----------------
F. P. Incropera, Director                         Date

F. W. JONES                                  October 18, 2000
--------------------------------------       ----------------
F. W. Jones, Director                             Date


                                             October 18, 2000
--------------------------------------       ----------------
D. J. Kuester, Director                           Date


V. L. MARTIN                                 October 18, 2000
--------------------------------------       ----------------
V. L. Martin, Director                            Date


G. L. NEALE                                  October 18, 2000
--------------------------------------       ----------------
G. L. Neale, Director                             Date


M. C. WILLIAMS                               October 18, 2000
--------------------------------------       ----------------
M. C. Williams, Director                          Date


M. T. YONKER                                 October 18, 2000
--------------------------------------       ----------------
M. T. Yonker, Director                            Date

                         EXHIBITS INDEX

                                                           Sequential
Description                                                 Page No.
-----------                                                ----------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended
               March 31, 2000).

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 2000).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Current Report on Form
               8-A dated December 18, 1996).

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997 between
               the Registrant and Norwest Bank
               Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

               Note:  The amount of long-term debt
               -----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not

                                                           Sequential
Description                                                 Page No.
-----------                                                ----------


               exceed ten percent of the total
               assets of the Registrant and its
               subsidiaries on a consolidated
               basis.  Therefore, no such
               instruments are required to be filed
               as exhibits to this Form.  The
               Registrant agrees to furnish copies
               of such instruments to the
               Commission upon request.

 *5(a)         Opinion regarding legality of
               original issuance securities
               provided by von Briesen, Purtell &
               Roper, S.C.                                      8

 15            Not Applicable

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP.          9

*23(b)         Consent of Counsel, incorporated by
               reference to Exhibit 5(a).                       8

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements                                      10

*Filed herewith.